UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 29, 2008
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.02 Results of Operations and Financial Condition
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
Exhibit 10.1
Exhibit 10.2
Exhibit 99.1

ITEM 1.01 Entry into a Material Definitive Agreement.
     On April 30, 2008, Reynolds American Inc., referred to as RAI, announced that its Board of Directors had authorized RAI to repurchase, on or before April 30, 2009, up to $350 million of outstanding RAI shares, in open market or privately negotiated transactions or pursuant to the SRA described below under “Share Repurchase Agreement” (such share repurchase is referred to as the Repurchase Program). The execution of the Repurchase Program is subject to prevailing market and business conditions and may be terminated or suspended at any time. The Repurchase Program supersedes the $30 million share repurchase program that RAI’s Board had authorized in February 2008, the purpose of which had been to offset the dilutive effect of shares issued under certain benefit plans.
     Share Repurchase Agreement
     In connection with the Repurchase Program, RAI and Brown & Williamson Holdings, Inc., referred to as B&W, a wholly owned subsidiary of British American Tobacco p.l.c., referred to as BAT, entered into a Share Repurchase Agreement, dated April 29, 2008, referred to as the SRA. The material terms of the SRA are summarized below, with this summary qualified in its entirety by the full text of the SRA, a copy of which is attached to this report as Exhibit 10.1.
     As of April 29, 2008, B&W was the record and beneficial owner of 123,905,524 shares of RAI’s outstanding common stock, or approximately 42% of RAI’s outstanding common stock. Subject to the terms of the SRA, B&W will participate in the Repurchase Program on a basis approximately proportionate with B&W’s percentage ownership of RAI’s equity, and in a manner designed to treat B&W’s proceeds from its sales of RAI common stock pursuant to the Repurchase Program as dividends for tax purposes, such treatment referred to as the Intended Tax Treatment.
     Under the SRA, at the end of each week, referred to as a Buyback Week, during which RAI purchases shares of its common stock under the Repurchase Program from shareholders other than B&W, RAI will purchase from B&W shares of RAI common stock in an amount that is equal to the lowest of:
     (1) the number of shares such that, after giving effect to the purchase, the net total number of shares sold by B&W to RAI under the SRA will be equal to the total number of shares purchased by RAI from shareholders other than B&W for all periods through such Buyback Week pursuant to the Repurchase Program multiplied by the ratio, which is subject to certain adjustments as set forth in the SRA, of (x) B&W’s percentage ownership of the equity of RAI on April 29, 2008, to (y) 1.0 minus B&W’s percentage ownership of the equity of RAI on April 29, 2008;
     (2) the maximum number of shares that B&W can sell to RAI without decreasing B&W’s percentage ownership of the equity of RAI from April 29, 2008 to the end of such Buyback Week; and
     (3) the maximum number of shares that B&W reasonably determines it can sell to RAI without putting at risk the Intended Tax Treatment.
     The per share price to be paid by RAI with respect to any such purchase of RAI common stock from B&W will be equal to the volume weighted average price paid by RAI for shares of RAI common stock purchased from shareholders other than B&W during the Buyback Week.
     The SRA provides that B&W may reduce the number of shares otherwise determined to be sold to RAI pursuant to clause (2) of the preceding paragraph in order to obtain the Intended Tax Treatment, to assure itself that its percentage ownership of RAI’s equity will not decrease as a result of certain transactions (such as the exercise of employee stock options). Further, under the SRA, if B&W reasonably determines that (1) there is a reasonable risk of it not obtaining the Intended Tax Treatment because of equity issued or to be issued by RAI which reduces B&W’s percentage ownership of RAI’s equity, and (2) such risk cannot be avoided by reducing the number of shares to be sold to RAI in future Buyback Weeks, then B&W may elect to repurchase from RAI a number of shares of RAI common stock (up to the number of shares B&W had already sold to RAI under the Repurchase Program) sufficient to eliminate such risk. B&W may not exercise the foregoing reduction right or purchase right to the extent such exercise would cause B&W’s percentage ownership of the voting stock of RAI to exceed 43.1783% (the Standstill Percentage, as defined in the Governance Agreement discussed below, plus 1%). In calculating B&W’s percentage ownership of RAI in the preceding sentence, certain shares that are expected to be issued by RAI are treated as already outstanding. If B&W has exercised the foregoing reduction right or purchase right due to an expected issuance by RAI of additional shares of common stock and RAI subsequently determines that such issuance will not take place, or if B&W has reduced the number of shares to be sold to RAI in reliance upon certain facts or assumptions and RAI or B&W subsequently determines that such facts or assumptions are no longer correct or applicable, then RAI will in certain circumstances purchase from B&W a certain number of shares of RAI common stock as a result of such canceled issuance or subsequent determination, all as set forth in, and otherwise subject to the terms of, the SRA.
     RAI has agreed under the SRA, in certain circumstances, to indemnify B&W from loss or liability arising from B&W’s failure to obtain the Intended Tax Treatment resulting from the inaccuracy of any information provided to B&W by RAI in certain periodic certificates delivered to B&W under the SRA.
     Subject to earlier termination by either party as set forth therein, the SRA will terminate on the earlier of April 29, 2009, and the expenditure of $350,000,000 pursuant to the Repurchase Program, including pursuant to the SRA.
     In connection with its approval of the SRA, RAI’s Board of Directors determined, pursuant to the terms of RAI’s shareholder rights plan adopted on July 30, 2004, that for the avoidance of doubt, neither BAT nor any of its subsidiaries will be deemed to be an “Acquiring Person” under the rights plan, no “Distribution Date” (as such term is defined in the rights plan) will be deemed to occur, and the rights thereunder will not become triggered or exercisable, in each case solely by reason of the execution or performance of the SRA or any increased ownership of RAI common stock by BAT or any of its subsidiaries pursuant to the SRA.
     Amendment to Governance Agreement
     In connection with the business combination transactions consummated on July 30, 2004, pursuant to which, among other things, the U.S. cigarette and tobacco business of B&W was combined with the business of R. J. Reynolds Tobacco Company (an indirect, wholly owned subsidiary of RAI), B&W, BAT and RAI entered into a Governance Agreement, dated July 30, 2004, which, as amended on November 18, 2004, is referred to as the Governance Agreement. Subject to certain exceptions (none of which would apply to B&W’s exercise of the purchase right under the SRA described above under “Share Repurchase Agreement”), the Governance Agreement prohibits BAT and its subsidiaries from acquiring beneficial ownership of additional shares of RAI common stock until the earliest of July 30, 2014, the date on which a significant transaction, as defined therein, is consummated and the date on which the Governance Agreement otherwise terminates. In connection with the entry into the SRA, RAI, BAT and B&W entered into Amendment No. 2, dated as of April 29, 2008, to the Governance Agreement, modifying the Governance Agreement so as to permit B&W’s acquisition of shares of RAI common stock pursuant to and as contemplated by the SRA and to disregard the dispositions of shares of RAI common stock by B&W to RAI pursuant to the SRA in determining whether BAT and its subsidiaries are permitted to acquire beneficial ownership of additional shares of RAI common stock; a copy of such amendment is attached to this report as Exhibit 10.2.
ITEM 2.02 Results of Operations and Financial Condition.
     The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
     On April 30, 2008, Reynolds American Inc. issued an earnings release announcing its financial results for the first quarter ended March 31, 2008. A copy of the earnings release is attached as Exhibit 99.1.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following are filed as Exhibits to this Report.

Number	Exhibit

10.1	Share Repurchase Agreement, dated April 29, 2008, by and between Reynolds American Inc. and Brown & Williamson Holdings, Inc.

10.2	Amendment No. 2, dated April 29, 2008, to the Governance Agreement, dated as of July 30, 2004, by and among British American Tobacco p.l.c., Brown & Williamson Holdings, Inc. and Reynolds American Inc.

99.1	Earnings Release of Reynolds American Inc., dated April 30, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III

	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and
Corporate Secretary
Date: April 30, 2008

INDEX TO EXHIBITS

Number	Exhibit

10.1	Share Repurchase Agreement, dated April 29, 2008, by and between Reynolds American Inc. and Brown & Williamson Holdings, Inc.

10.2	Amendment No. 2, dated April 29, 2008, to the Governance Agreement, dated as of July 30, 2004, by and among British American Tobacco p.l.c., Brown & Williamson Holdings, Inc. and Reynolds American Inc.

99.1	Earnings Release of Reynolds American Inc., dated April 30, 2008.